NSAR ITEM 77O
April 1, 2003 to September 30, 2003
VK High Yield Fund
10f-3 Transactions

#  Underwriting   Purchased From     Amount of    % of         Date
                                      Shares    Underwriting Purchase

1 Rogers Cable     Citigroup          870,000    0.250%      06/16/03


2 PG&E Corp Sr.    Lehman Bros        840,000    0.002%      06/27/03
             Secured Notes due 2008

3 Eircon Funding   Deutsche Banc      945,000    0.004%      07/29/03

4 Graphic Packaging Goldman Sachs   1,345,000    0.003%

5 Dynergy Holdings  Credit Suisse   1,000,000    0.002%

6 MGM Grand         Bank of America    25,000    0.418%

7 Nextel Communications Bear Stearns  381,188    0.038%

Underwriting Participants for #1

JPMorgan
Morgan Stanley
RBC Capital Markets
Scotia Capital
TD Securities
CIBC World Markets
BMO Nesbitt Burns
SG Cowen

Underwriting Participants for #2

Lehman Brothers Inc
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Banc One Capital Markets, Inc.,
Underwriting Participants for #3

Deutsche Bank
Barclays Capital
Goldman Sachs International
Citigroup
Morgan Stanley
The Royal Bank of Scotland
Davy Stockbrokers

Underwriting Participants for #4

Goldman Sachs & Co.
Morgan Stanley
Citigroup
JPMorgan
ABN AMRO Incorporated
Deutsche Bank Securities
Credit Suisse First Boston

Underwriting Participants for #5

Banc of America Securities LLC
Deutsche Bank Securities
Citi group
JPMorgan
CIBC World Markets
Commerzbank Securities
Morgan Stanley
Scotia Capital
SG Cowen
Wells Fargo Securities, LLC

Underwriting Participants for #6

Banc of America Securities LLC
Deutsche Bank Securities
Citgroup
JPMorgan
CIBC World Markets
Commerzbank Securities
Morgan Stanley
Scotia Capital
SG Cowen
Wells Fargo Securities, LLC

Underwriting Participants for #7

Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
Morgan Stanley
UBS Investment Bank
Banc of America Securities LLC
Credit Suisse First Boston
JPMorgan
Lehman Brothers
Scotia Capital
SG Cowen
Wachovia Securities